UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including Odyssey HealthCare Operating A, LP, Odyssey HealthCare Operating B, LP, Hospice of the Palm Coast, Inc., Odyssey HealthCare Holding Company, Odyssey HealthCare GP, LLC, Odyssey HealthCare LP, LLC and Odyssey HealthCare Management, LP, entered into a Consent and Amendment No. 4 to Credit Agreement, dated as of October 19, 2006 (the “Fourth Amendment”), to the Company’s revolving line of credit with General Electric Capital Corporation (as previously amended, the “Credit Agreement”), which Credit Agreement provides the Company with a $20 million revolving line of credit, subject to three separate $10 million increase options. The Fourth Amendment, among other things, (a) grants the lender’s consent to the formation of three new subsidiaries of the Company (the “New Subsidiaries”), (b) adds a definition of “Non-Guarantor Subsidiaries” consisting of Odyssey HealthCare Fort Worth, LLC and Odyssey HealthCare Detroit, LLC (together, the “Prior Subsidiaries”), the New Subsidiaries and any other Subsidiary (as defined in the Credit Agreement) formed for a purpose other than to acquire any stock or assets of another entity, (c) provides that the Non-Guarantor Subsidiaries shall not be required to execute a guaranty or grant liens on their assets until the agent for the lenders requests the same either after the occurrence and during the continuance of an event of default or during such time that the outstanding principal balance of the loans under the Credit Agreement exceeds $5 million, (d) amends the covenant regarding investments to provide that the aggregate amount of investments made by a Credit Party (as defined in Credit Agreement) in the Non-Guarantor Subsidiaries (excluding the Prior Subsidiaries) shall not exceed $20 million in the aggregate, and (e) amends the indebtedness covenant to provide that intercompany loans and advances to the Non-Guarantor Subsidiaries (excluding the Prior Subsidiaries) may not exceed $20 million in the aggregate less the amount of any investments made by Credit Parties in the Non-Guarantor Subsidiaries (excluding the Prior Subsidiaries) and to permit intercompany loans by the Non-Guarantor Subsidiaries to other Credit Parties on a subordinated basis.
     The revolving line of credit is secured by substantially all of the Company’s and its subsidiaries’ existing and after-acquired personal property assets and all after-acquired real property assets. The Company and its subsidiaries are subject to affirmative and negative covenants under the Credit Agreement.
     A copy of the Fourth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary description of the Fourth Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Fourth Amendment.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Consent and Amendment No. 4 to Credit Agreement, dated October 19, 2006, by and among General Electric Capital Corporation, a Delaware corporation, individually as sole Lender and as Agent for the Lenders, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, and the other Credit Parties signatory thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: October 25, 2006	By:	/s/ Douglas B. Cannon

Douglas B. Cannon
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Consent and Amendment No. 4 to Credit Agreement, dated October 19, 2006, by and among General Electric Capital Corporation, a Delaware corporation, individually as sole Lender and as Agent for the Lenders, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, and the other Credit Parties signatory thereto.